Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated April 15, 2022, with respect to the consolidated financial statements included in the Annual Report of Redbox Entertainment Inc. and subsidiaries on Form 10-K for the three years ended December 31, 2021. We consent to the incorporation by reference of said report in the Registration Statement of Redbox Entertainment Inc. on Form S-8 (File No. 333-261899)

/s/ GRANT THORNTON LLP

Chicago, Illinois
April 15, 2022